UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 19, 2015
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2015, Bridgepoint Education, Inc. (the "Company") announced the appointment of Mr. Christopher M. Henn as the Company's Executive Vice President and Chief Operating Officer.
Since 2000, Mr. Henn, 55, has served in various senior management positions with Esurance, a multiline insurance company offering vehicle and property coverage, most recently serving as Managing Director – Product from 2012 to 2015, and as Managing Director/Chief Operating Officer from 2006 to 2011. While at Esurance, Mr. Henn oversaw operations including product development and management activities, compliance, licensing, contact center, internal audits, retention and corporate services, among others, and played a key role in expanding Esurance's business both in terms of product offerings and national reach. Prior to joining Esurance, Mr. Henn served in various management positions with Nationwide Insurance from 1994 to 2000, culminating in his position as Vice President – Auto Product from 1999 to 2000. Mr. Henn also served as Vice President – Product Management for Coronet Insurance from 1992 to 1993, and held positions of increasing responsibility with Progressive Insurance Corporation from 1981 to 1991, culminating in his position as Vice President/Senior Product Manager from 1989 to 1991. Mr. Henn earned a B.A. in Economics from John Carroll University.
Mr. Henn does not have a family relationship with any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company has been or will be a party and in which Mr. Henn has had or will have a direct or indirect material interest.
Mr. Henn will commence employment with the Company on April 13, 2015 (the "Effective Date") pursuant to the terms of an employment agreement entered into between the Company and Mr. Henn on March 5, 2015 (the "Employment Agreement"). The Employment Agreement provides that Mr. Henn's initial base salary will be $415,000 and he will be eligible to participate in the Company's annual cash bonus program, with a target bonus amount equal to 75% of his then-current base salary. Mr. Henn will also receive an annual housing allowance of $65,000 for the three-year period following the Effective Date, and will be eligible to participate in the Company's employee benefit plans and programs, including any savings or profit sharing plans, deferred compensation plans, equity incentive plans, and health, disability, insurance and other plans made available generally to the Company's senior executive officers. Upon commencement of Mr. Henn's employment on or prior to the Effective Date, he will be entitled to receive (i) a one-time cash payment equal to $500,000, some or all of which may be subject to repayment to the Company upon certain terminations of Mr. Henn's employment that occur prior to the second anniversary of the Effective Date, and (ii) restricted stock units with a grant date fair value equal to $500,000 (the "Initial RSUs"), which will vest as to 50% of the shares on the first anniversary of the Effective Date and as to the remaining 50% of the shares on the second anniversary of the Effective Date. The Initial RSUs will be granted pursuant to the terms of the Company's Amended and Restated 2009 Stock Incentive Plan and the applicable restricted stock unit award agreement thereunder.
Under the terms of the Employment Agreement, if Mr. Henn's employment with the Company is terminated by the Company without Cause or by Mr. Henn for Good Reason (each as defined in the Employment Agreement), Mr. Henn will be entitled to receive (i) cash payments equal in the aggregate to one and one-half times the sum of his annual base salary and annual target bonus, (ii) reimbursement of premium payments for continuation coverage under the Company's health plans for up to 18 months following termination, (iii) accelerated vesting of 100% of the Initial RSUs, (iv) accelerated vesting of his remaining outstanding time-based equity awards as if his service had terminated one year later and (v) his annual cash bonus for the completed fiscal year prior to the year of termination, if not already paid. The Employment Agreement also provides that if Mr. Henn's employment with the Company is terminated by the Company without Cause or by Mr. Henn for Good Reason during the 24-month period following a Change of Control (as defined in the Employment Agreement), Mr. Henn will be entitled to receive the benefits set forth in clauses (i) through (v) above, except that 100% of his outstanding time-based equity awards referred to in clause (iv) above will become fully vested as of his termination date. Mr. Henn's receipt of the foregoing severance benefits is conditioned upon his execution of a release of claims against the Company, its affiliates and related parties, and Mr. Henn's compliance with certain non-disparagement and non-solicitation obligations set forth in the Employment Agreement.
In the event Mr. Henn's employment with the Company is terminated as a result of his death or Disability (as defined in the Employment Agreement), Mr. Henn (or his estate, as applicable) will be entitled to receive (i) accelerated vesting of his outstanding time-based equity awards as if his service had terminated one year later, (ii) cash payments equal in the aggregate to one-half his annual base salary and (iii) company-paid medical benefits for Mr. Henn's dependents for six months following his termination date. Upon a Change of Control, 50% of Mr. Henn's outstanding time-based stock options and performance-based stock options will become vested, and the remaining unvested portion of such stock options will continue to vest according to their respective vesting schedules but only as to 50% of the number of shares scheduled to vest on each vesting date, subject to his continued service with the Company.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Upon commencement of his employment, Mr. Henn will also enter into the Company's standard form of indemnification agreement, a copy of which form has previously been filed by the Company as Exhibit 10.33 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on March 7, 2012.
Item 8.01.  Other Events.
On March 19, 2015, the Company issued a press release announcing the appointment of Mr. Henn as the Company's Executive Vice President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1 #	Employment Agreement by and between Bridgepoint Education, Inc. and Christopher M. Henn.
99.1	Press Release of Bridgepoint Education, Inc. dated March 19, 2015.

#            Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2015		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel